Exhibit 99.1

www.centex.com P.O. Box 199000 Dallas, Texas 75219-9000 2728 North Harwood Dallas, Texas 75201-1516 Phone: (214) 981-5000
N e w s R e l e a s e

FOR IMMEDIATE RELEASE
For additional information, contact at (214) 981-5000:
Matthew G. Moyer, Vice President—Investor Relations
http://www.centex.com
CENTEX REPORTS SECOND QUARTER RESULTS
Second quarter earnings per diluted share from continuing operations of $0.70
DALLAS — October 24, 2006: Centex Corporation (NYSE: CTX), one of the largest homebuilders in the United States, today reported financial results for its fiscal second quarter ended September 30, 2006.
Highlights of the quarter ended September 30, 2006 (compared to last year’s second quarter):
•	Total revenues decreased 3% to $3.32 billion
•	Home closings decreased 7% to 8,525
•	Housing gross margin decreased 480 bp to 24.4%
•	Earnings from continuing operations were $0.70 per diluted share
•	Unit backlog declined 26% on a decrease in sales (orders) of 29%
     Tim Eller, Centex Corporation Chairman and CEO, said, “We have been aggressively responding to deteriorating market conditions by reducing our controlled lots and aligning our workforce to the new market realities. Additionally, we are achieving labor and material cost reductions that should begin to benefit operating margins next fiscal year. These cost reduction measures, along with the expectation for strong cash generation, will continue to position us for market share gains through the cycle.”
HOME BUILDING
     Fiscal 2007’s second quarter revenues were $2.66 billion, 8% lower than the same quarter last year. Reported home building operating earnings were $124 million for the quarter, after the write off of $90 million of option deposits and land pre-acquisition costs and $41 million of land valuation adjustments. Housing operating earnings (housing revenues less housing cost of sales and SG&A) were $234 million, driven lower by a 7% decrease in closings to 8,525 homes and increased sales incentives.
     The margin from housing operations was 9.0% in this year’s second quarter. The home building operating margin, as reported, was 4.7% in this year’s second quarter, primarily a result of a 490 basis point impact from land related expenses.

Centex Corporation, Page 2 of 3
     For the current six months, revenues were $5.31 billion, essentially equal to the same period in fiscal 2006. Reported home building operating earnings were $406 million for the six-month period this year, 49% below the year-ago period.
OTHER BUSINESSES
Financial Services
     Operating earnings from Financial Services totaled $26 million for the second quarter of fiscal 2007, 23% higher than the same quarter a year ago. CTX Mortgage originated loans for 80% of Centex Homes’ buyers during the second quarter, up 5 percentage points versus last year’s second quarter. Centex’s Financial Services operations provide Centex home buyers with a streamlined home-closing and settlement process, key to ensuring customer satisfaction and quality.
Construction Services
     Operating earnings from Construction Services were $10 million for the second quarter this year, resulting in an operating margin of 1.8%, up 81 basis points from last year’s second quarter. New contracts for the quarter were approximately $606 million, increasing the backlog of uncompleted construction contracts at September 30, 2006 to $2.96 billion, 6% more than a year ago.
ADDITIONAL DEVELOPMENTS
     In the second fiscal quarter, Centex repurchased 1,600,000 shares at an average price of $50.36 per share. There are 9,400,000 shares remaining in the current repurchase authorization.
OUTLOOK
     Taking into consideration its current backlog and the uncertainty of the current housing market conditions, Centex’s full year 2007 earnings guidance is now $4.00 per fully diluted share from continuing operations. Centex’s guidance for its third fiscal quarter ending December 31, 2006 is $0.90 per fully diluted share from continuing operations.
     The company believes that the long-term fundamentals remain solid and that Centex will have the opportunity to extend its leadership position in this environment.
NON-GAAP FINANCIAL MEASURES
     This press release and the accompanying attachments include financial measures that have not been calculated in accordance with generally accepted accounting principles in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures. Detailed explanations of each of the adjustments to the comparable GAAP financial measures, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.
     Centex’s senior management will conduct a conference call to discuss the second quarter fiscal year 2007 financial results at 10 a.m. Eastern Time (9 a.m. Central Time) on Wednesday, October 25. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site.
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Centex Corporation, Page 3 of 3
# # #
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q and Current Reports on form 8-K, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Home Building Data
(5) Housing Activity by Geographic Area
(6) Housing Activity Dollar Values by Geographic Area
(7) Supplemental Financial Services Data
(8) Supplemental Financial Data
(9) Non-GAAP Financial Measures
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Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended			Six Months Ended
	September 30,			September 30,
	(unaudited)			(unaudited)
	2006	2005 (B)	Change	2006	2005 (B)	Change
Revenues
Home Building	$2,658,047	$2,888,409	(8%)	$5,307,884	$5,287,586	—%
Financial Services (A)	120,578	120,882	—%	243,319	230,870	5%
Construction Services	546,176	391,922	39%	1,047,636	757,977	38%
Other (Including Intersegment Eliminations)	(2,010)	23,167	(109%)	(2,625)	47,857	(105%)

Total	$3,322,791	$3,424,380	(3%)	$6,596,214	$6,324,290	4%

Operating Earnings
Home Building	$124,469	$458,636	(73%)	$405,845	$799,540	(49%)
Financial Services (A)	26,164	21,266	23%	49,251	42,543	16%
Construction Services	10,037	4,030	149%	16,848	6,726	150%
Other (Including Intersegment Eliminations)	1,144	(2,887)	140%	(2,276)	(5,648)	60%

Total Operating Earnings	161,814	481,045	(66%)	469,668	843,161	(44%)

Corporate General Expenses	(20,742)	(23,558)		(44,975)	(44,160)
Interest Expense	—	(3,072)		—	(5,696)

Earnings from Continuing Operations Before Income Taxes	141,072	454,415	(69%)	424,693	793,305	(46%)
Income Taxes	(54,594)	(133,216)		(162,648)	(261,267)

Earnings from Continuing Operations	86,478	321,199	(73%)	262,045	532,038	(51%)
Earnings from Discontinued Operations, net (A)	50,922	13,331		35,612	36,162

Net Earnings	$137,400	$334,530	(59%)	$297,657	$568,200	(48%)

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$0.72	$2.50	(71%)	$2.17	$4.14	(48%)
Earnings per Share — Discontinued Operations	0.43	0.10		0.29	0.28

Earnings Per Share — Basic	$1.15	$2.60	(56%)	$2.46	$4.42	(44%)

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$0.70	$2.39	(71%)	$2.09	$3.95	(47%)
Earnings per Share — Discontinued Operations	0.41	0.10		0.29	0.27

Earnings Per Share — Diluted	$1.11	$2.49	(55%)	$2.38	$4.22	(44%)

Average Shares Outstanding:
Basic	119,634,303	128,565,026	(7%)	120,795,315	128,618,235	(6%)
Diluted	123,504,535	134,526,936	(8%)	124,862,624	134,725,654	(7%)

(A)	Financial Services excludes the Centex Home Equity operations which were sold in July, 2006 and are reflected in discontinued operations.

(B)	Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation (A)		Financial Services
	September 30,	March 31,	September 30,	March 31,	September 30,	March 31,
	2006	2006	2006	2006	2006	2006
Assets
Cash -
Unrestricted	$49	$47	$43	$37	$6	$10
Restricted	120	135	65	71	55	64
Receivables -
Residential Mortgage Loans Held for Sale	1,887	2,130	—	—	1,887	2,130
Other Receivables	685	704	644	660	41	44
Inventories -
Homebuilding	9,928	8,828	9,928	8,828	—	—
Land Held Under Option Agreements not Owned	547	818	547	818	—	—
Other	11	12	6	6	5	6
Investments	316	310	415	965	—	—
Property and Equipment, net	166	183	148	161	18	22
Goodwill	219	219	210	207	9	12
Deferred Charges and Other Assets	479	469	446	430	33	39
Assets of Discontinued Operations	—	7,510	—	—	—	7,510

	$14,407	$21,365	$12,452	$12,183	$2,054	$9,837

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,578	$2,760	$2,424	$2,658	$126	$93
Debt
Non-Financial Services	4,455	3,982	4,455	3,982	—	—
Financial Services	1,800	2,077	—	—	1,800	2,077
Liabilities of Discontinued Operations	—	7,002	—	—	—	7,002
Minority Interests	477	532	476	531	1	1
Stockholders’ Equity	5,097	5,012	5,097	5,012	127	664

	$14,407	$21,365	$12,452	$12,183	$2,054	$9,837

(A)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3
Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries (A)		Centex Corporation (B)		Financial Services (A)
	For the Six Months Ended September 30,		For the Six Months Ended September 30,		For the Six Months Ended September 30,
	2006	2005	2006	2005	2006	2005
Cash Flows — Operating Activities
Net Earnings	$298	$568	$298	$568	$67	$56
Adjustments -
Depreciation and Amortization	30	34	25	25	5	9
Other Noncash Adjustments	193	(85)	740	(27)	(19)	(89)
Decrease (Increase) in Loans Held for Sale	243	(239)	—	—	243	(239)
(Increase) Decrease in Inventories	(1,215)	(1,555)	(1,215)	(1,557)	—	2
Other Operating Activities	(245)	15	(239)	113	(41)	43

	(696)	(1,262)	(391)	(878)	255	(218)

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(292)	(671)	—	—	(292)	(671)
Other Investing Activities	466	208	4	76	498	(9)

	174	(463)	4	76	206	(680)

Cash Flows — Financing Activities
Increase (Decrease) in Short-Term Debt, net	165	1,587	250	(4)	(85)	1,591
Issuance of Long-Term Debt, net	598	4	383	671	215	(667)
Other Financing Activities	(240)	(113)	(240)	(113)	(596)	(25)

	523	1,478	393	554	(466)	899

Effect of Exchange Rate on Cash	—	(2)	—	(2)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	1	(249)	6	(250)	(5)	1
Cash and Cash Equivalents at Beginning of Period	48	503	37	491	11	12

Cash and Cash Equivalents at End of Period	$49	$254	$43	$241	$6	$13

(A)	Beginning and ending cash balances include cash from the discontinued operations of Financial Services’ Home Equity operations — approximately $1 million as of March 31, 2006 and 2005 and as of September 30, 2005.

(B)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

	Quarter Ended September 30,				Six Months Ended September 30,
	2006		2005		2006		2005
HOME BUILDING
Revenues — Housing	$2,601,839	100.0%	$2,715,899	100.0%	$5,163,897	100.0%	$5,074,027	100.0%
Cost of Sales — Housing	(1,967,634)	(75.6%)	(1,922,562)	(70.8%)	(3,834,145)	(74.2%)	(3,596,166)	(70.9%)

Gross Margin — Housing	634,205	24.4%	793,337	29.2%	1,329,752	25.8%	1,477,861	29.1%

Revenues — Land Sales & Other	56,208		172,510		143,987		213,559
Cost of Sales — Land Sales & Other	(165,070)		(113,439)		(269,847)		(150,555)

Gross Margin — Land Sales & Other	(108,862)		59,071		(125,860)		63,004

Total Gross Margin	525,343	19.8%	852,408	29.5%	1,203,892	22.7%	1,540,865	29.1%

Selling, General & Administrative	(399,895)	(15.0%)	(399,730)	(13.8%)	(807,736)	(15.2%)	(759,697)	(14.4%)

Other Income	(979)	(0.1%)	5,958	0.2%	9,689	0.1%	18,372	0.4%

Operating Earnings	$124,469	4.7%	$458,636	15.9%	$405,845	7.6%	$799,540	15.1%

Units Closed	8,525		9,157		16,843		17,392

Average Unit Sales Price	$305,201		$296,593		$306,590		$291,745
% Change	2.9%		13.1%		5.1%		13.1%

Operating Earnings per Unit	$14,600		$50,086		$24,096		$45,972
% Change	(70.9%)		38.5%		(47.6%)		38.0%

Average Neighborhoods	692		615		680		611
% Change	12.5%		6.8%		11.3%		6.6%
LOT POSITION

	As of September 30,
	2006	2005	Change
Lot Owned and Controlled:

Lots Owned	109,854	106,041	4%

Lots Controlled	135,749	179,590	(24%)

Total	245,603	285,631	(14%)

Attachment 5
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Units) by Geographic Area
(Unaudited)

	Closings
	Quarter Ended September 30,			Six Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Mid-Atlantic	1,725	1,749	(1%)	3,378	3,294	3%

Southeast	1,445	1,633	(12%)	2,743	3,086	(11%)

Midwest	1,405	1,762	(20%)	2,956	3,327	(11%)

Southwest	2,353	2,418	(3%)	4,667	4,606	1%

West Coast	1,597	1,595	—%	3,099	3,079	1%

	8,525	9,157	(7%)	16,843	17,392	(3%)

	Sales (Orders) Backlog
	As of September 30,
	2006	2005	Change
Mid-Atlantic	2,461	3,835	(36%)

Southeast	3,199	5,445	(41%)

Midwest	2,404	3,372	(29%)

Southwest	4,375	4,862	(10%)

West Coast	3,183	3,657	(13%)

	15,622	21,171	(26%)

	Sales (Orders)
	Quarter Ended September 30,			Six Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Mid-Atlantic	1,217	1,697	(28%)	2,766	3,707	(25%)

Southeast	787	1,690	(53%)	1,826	3,525	(48%)

Midwest	1,125	1,752	(36%)	2,605	3,387	(23%)

Southwest	2,385	2,767	(14%)	4,948	5,780	(14%)

West Coast	1,314	1,649	(20%)	2,933	3,575	(18%)

	6,828	9,555	(29%)	15,078	19,974	(25%)

Attachment 6
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Values) by Geographic Area
(Unaudited)

	Housing Revenues - Closings
	(Dollars in thousands)
	Quarter Ended September 30,			Six Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Mid-Atlantic	$571,021	$582,091	(2%)	$1,114,994	$1,079,369	3%

Southeast	409,483	464,207	(12%)	807,421	859,402	(6%)

Midwest	316,768	385,758	(18%)	671,527	720,366	(7%)

Southwest	485,666	447,574	9%	973,056	826,810	18%

West Coast	818,901	836,269	(2%)	1,596,899	1,588,080	1%

	$2,601,839	$2,715,899	(4%)	$5,163,897	$5,074,027	2%

	Sales (Orders) Backlog Value
	(Dollars in thousands)
	As of September 30,
	2006	2005	Change
Mid-Atlantic	$791,961	$1,370,548	(42%)

Southeast	1,021,859	1,635,146	(38%)

Midwest	581,460	757,856	(23%)

Southwest	1,048,114	1,163,118	(10%)

West Coast	1,620,578	2,034,364	(20%)

	$5,063,972	$6,961,032	(27%)

Attachment 7
Centex Corporation and Subsidiaries
Supplemental Financial Services Data
(Unaudited)
CTX Mortgage Company

	Quarter Ended September 30,			Six Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Originations
Builder	6,429	6,245	3%	12,494	11,864	5%
Retail	7,739	12,904	(40%)	16,656	25,215	(34%)

Total	14,168	19,149	(26%)	29,150	37,079	(21%)

Loan Volume (in billions)	$3.36	$4.28	(22%)	$6.85	$8.10	(15%)

Average Loan Size	$237,000	$223,400	6%	$234,900	$218,400	8%

Operating Profit per Loan	$1,847	$1,080	71%	$1,690	$1,132	49%

Attachment 8
Centex Corporation and Subsidiaries
Supplemental Financial Data — Debt-to-Capitalization Ratio
(Dollars in millions)
(Unaudited)

	As of September 30, 2006	As of March 31, 2006	As of September 30, 2005
Debt/Capitalization *
Debt	$4,455	$3,982	$3,739
Minority Interests	476	531	669
Less Minority Interests on Lot Options	(443)	(492)	(629)
Stockholders’ Equity	5,097	5,012	4,732

Capitalization	9,585	9,033	8,511
Less Unrestricted Cash	(43)	(37)	(241)

Net Capitalization	$9,542	$8,996	$8,270

Debt-to-Capitalization Ratio	46.5%	44.1%	43.9%

Net Debt-to-Capitalization Ratio	46.2%	43.9%	42.3%

Consolidated Debt/Capitalization **
Debt	$6,255	$6,059	$5,686
Minority Interests	477	532	671
Less Minority Interests on Lot Options	(443)	(492)	(629)
Stockholders’ Equity	5,097	5,012	4,732

Capitalization	11,386	11,111	10,460
Less Unrestricted Cash	(49)	(47)	(254)

Net Capitalization	$11,337	$11,064	$10,206

Consolidated Debt-to-Capitalization Ratio	54.9%	54.5%	54.4%

Consolidated Net Debt-to-Capitalization Ratio	54.7%	54.3%	53.2%

*	Capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity. Capitalization presented above reflects Financial Services on an equity basis and does not include debt or minority interests attributable to Financial Services.

**	Consolidated capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity, including Financial Services.
Net debt-to-capitalization ratios are provided reflecting net capitalization, including net debt (debt less unrestricted cash), minority interest (excluding lot options), and stockholders’ equity. See Attachments 2 and 3 of the Earnings Release for more information.

Attachment 9
Centex Corporation and Subsidiaries
Non-GAAP Financial Measures
(Dollars in thousands, except per unit data)
(unaudited)
The press release and the accompanying attachments include the following financial measures that have not been calculated in accordance with generally accepted accounting principles in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures: housing operating earnings, housing operating earnings margin, and certain debt/capitalization measures. A detailed explanation of each of the adjustments to the comparable GAAP financial measures is given in the applicable attachments. In accordance with the requirements of Regulation G, reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures for housing operating earnings and housing operating earnings margin are included in Attachment 9.
Centex management believes that investors’ understanding of the company’s performance is enhanced by including certain of these non-GAAP financial measures to provide a means of comparing results from the company’s housing operations, and to separate these operations from activities related to land holdings, options and related valuation adjustments. Many investors are interested in understanding the performance of our business by comparing our results from the principal elements of ongoing operations from one period to the next. By providing the non-GAAP financial measures, together with the reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations. Also, many financial analysts who follow our company focus on and publish both historical results and future projections based on non-GAAP financial measures.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and they may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and charges being excluded. The company compensates for these limitations by using these non-GAAP financial measures as supplements to the GAAP measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Attachment 9 (Continued)
Centex Corporation and Subsidiaries
Reconciliation of Housing/Home Building Operating Earnings
(Dollars in thousands, except per unit data)
(unaudited)

	Quarter Ended September 30,				Six Months Ended September 30,
	2006		2005		2006		2005
HOME BUILDING
Revenues — Housing	$2,601,839	100.0%	$2,715,899	100.0%	$5,163,897	100.0%	$5,074,027	100.0%
Cost of Sales — Housing	(1,967,634)	(75.6%)	(1,922,562)	(70.8%)	(3,834,145)	(74.2%)	(3,596,166)	(70.9%)

Gross Margin — Housing	634,205	24.4%	793,337	29.2%	1,329,752	25.8%	1,477,861	29.1%
Selling, General & Administrative	(399,895)	(15.4%)	(399,730)	(14.7%)	(807,736)	(15.7%)	(759,697)	(14.9%)

Housing Operating Earnings (A)	234,310	9.0%	393,607	14.5%	522,016	10.1%	718,164	14.2%
Revenues — Land Sales & Other	56,208		172,510		143,987		213,559
Cost of Sales — Land Sales & Other	(165,070)		(113,439)		(269,847)		(150,555)

Gross Margin — Land Sales & Other	(108,862)		59,071		(125,860)		63,004
Other Income	(979)		5,958		9,689		18,372

Operating Earnings	$124,469	4.7%	$458,636	15.9%	$405,845	7.6%	$799,540	15.1%

	Fiscal Years Ending March 31,
	2005		2006		2007P
HOME BUILDING
Revenues — Housing	$9,007,148	100.0%	$11,920,634	100.0%	$10,475,000	100.0%
Cost of Sales — Housing	(6,486,709)	(72.0%)	(8,458,995)	(71.0%)	(7,975,000)	(76.1%)

Gross Margin — Housing	2,520,439	28.0%	3,461,639	29.0%	2,500,000	23.9%
Selling, General & Administrative	(1,301,606)	(14.5%)	(1,696,456)	(14.2%)	(1,600,000)	(15.3%)

Housing Operating Earnings (A)	1,218,833	13.5%	1,765,183	14.8%	900,000	8.6%
Revenues — Land Sales & Other	352,593		351,569		325,000
Cost of Sales — Land Sales & Other	(261,394)		(296,938)		(485,000)

Gross Margin — Land Sales & Other	91,199		54,631		(160,000)
Other Income	68,786		85,998		40,000

Operating Earnings	$1,378,818	14.7%	$1,905,812	15.5%	$780,000	7.2%

(A)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Earnings Margin is defined as housing operating earnings divided by total housing revenues. The company uses Housing Operating Earnings and Housing Operating Earnings Margin to (a) evaluate historical and prospective financial performance and its performance relative to its competitors, and (b) measure the operational performance of the company’s core home building operations.